Exhibit 10.17(d)

FOURTH AMENDMENT TO LEASE AGREEMENT

THIS FOURTH AMENDMENT TO LEASE AGREEMENT (“Amendment”) is made and entered into this day 19th of September 2013, by and between WALDEN CENTER LP, a Delaware limited partnership (“Landlord”), and WCI COMMUNITIES LLC, a Delaware limited liability company (“Tenant”).

WITNESSETH:

WHEREAS, Landlord and Tenant have previously entered into a Lease Agreement (“Lease”) dated November 19, 2010, as amended by the Amendment to Lease Agreement, dated July 11, 2012, Second Amendment to Lease Agreement, dated April 11, 2013, and Third Amendment to Lease Agreement, dated April 11, 2013, pursuant to the terms of which Landlord has agreed to lease Tenant certain premises, located at 24301 Walden Center Drive, Bonita Springs, Florida;

WHEREAS, Tenant is currently occupying all of the second floor (17,041 rentable square feet), and a portion of the first floor (2,326 rentable square feet), and a portion of the third floor (5,991 rentable square feet), for a total of 25,385 rentable square feet;

WHEREAS, Landlord and Tenant desire to amend the Lease to increase the square footage of the third floor of the Premises;

WHEREAS, Landlord agrees to prepare for Tenant’s occupancy, 302 additional square feet commonly known as the third floor kitchen, by completing certain work; and

NOW, THEREFORE, in consideration of the mutual covenants contained herein, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, notwithstanding anything to the contrary contained in the Lease, it is hereby agreed that the Lease be amended as follows:

1.              Section 1 of the Lease is hereby deleted and replaced with the following:

Section 1.                        DESCRIPTION OF PROPERTY

Landlord is the owner of that certain office building located at 24301 Walden Center Drive, Bonita Springs, Florida 34134, and commonly known as Walden Center at Pelican Landing (“Building”).  Landlord hereby leases to Tenant 2,353 rentable square feet on the first floor, the entire second floor having 17,041 rentable square feet, and 6,293 rentable square feet on the third floor, for an aggregate total of 25,687 rentable square feet (“Premises”).

2.              Section 4.a (1) of the Lease is hereby deleted, and replaced with the following:

(1)           Gross Rent.           In addition to Rent in Section 4.a, Tenant agrees to pay Landlord, on 6,994 rentable square feet, “all-in” gross rent (“Rent”), for the remainder of the Initial Term of the Lease, at the rate of $14.00 per square foot, plus applicable sales tax. Tenant is not responsible for any Common Area Maintenance or costs related thereto.  Rent shall be due and payable, in advance, in equal monthly installments of $8,159.67, commencing on the date Tenant takes occupancy, or October 15, 2013, whichever occurs first, and continuing on the first day of each calendar month thereafter during the Initial Term. Rent for periods of less than one full month will be pro-rated on a daily basis. The parties agree that when the occupancy date is agreed upon, they will execute a document certifying said date of occupancy.

3.              Section 35.a of the Lease is hereby deleted and replaced with the following:

a. The provisions on this Section 35 shall apply only to the 2,353 rentable square feet on the first (1st) floor, and the 6,293 rentable square feet on the third (3rd) floor, of the Building. At any time hereafter, Landlord shall have the right to substitute for the first and the third floor Premises, then being leased hereunder (“Existing Premises”), other premises within the building herein (“New Premises”), provided that the New Premises shall be of at least substantially the same size and shall either have substantially the same perimeter configuration or a perimeter configuration substantially as usable for the purposes for which the Existing Premises are being used by Tenant. Landlord agrees that any Leasehold Improvements applicable to the Existing Premises under the Lease shall be performed and/or installed by Landlord in the New Premises.

4.              Landlord shall prepare the premises for occupancy by completing the following work:  remove vinyl covering, repair and paint walls, and replace VCT floor.

ALL OTHER terms and conditions of the Lease shall remain in full force and effect and will not be altered in any manner.

IN WITNESS WHEREOF, the parties have duly executed this Amendment as of the date first above written

WITNESSES:	LANDLORD:

WALDEN CENTER LP
/s/Linda Giarratano	a Delaware limited partnership
Signature
	By:	/s/ David Carr
David Carr
Linda Giarratano
Printed Name	Its:	Chief Financial Officer, Chandelle Ventures, Inc., its general partner

/s/Tencha Sanchez
Signature

Tencha Sanchez
Printed Name

WITNESSES:	TENANT:

/s/ Don Lozowski	WCI COMMUNITIES, LLC
Signature	a Delaware limited liability company

Don Lozowski	By:	/s/ John McGoldrick
Printed Name
	Its:	Sr. Vice President

/s/ Deborah Atrozskin

Deborah Atrozskin
Printed Name

MEMORANDUM OF COMMENCEMENT

AND ACCEPTANCE OF PREMISES

LANDLORD:	Walden Center LP

TENANT:	WCI Communities LLC

LEASE AMENDMENT DATE:	September 19, 2013

PREMISES:	302 Square feet
24301 Walden Center Drive, Third Floor
Bonita Springs, Florida 34134

Pursuant to the above referenced Lease Amendment, the occupancy date has been mutually agreed upon, by Landlord and Tenant, as October 9, 2013. The expiration date of the lease term shall be February 28, 2015.

In witness whereof, Landlord and Tenant have caused this instrument to be duly executed.

LANDLORD:

WALDEN CENTER LP
a Delaware limited partnership

By:	/s/ David Carr	Date:	10/13/2013
David Carr, Chief Financial Officer
Chandelle Ventures, Inc., general partner

TENANT:

WCI COMMUNITIES, LLC
a Delaware limited liability company

By:	/s/ John McGoldrick	Date:	10/8/2013
John McGoldrick
Senior Vice President